Exhibit 23.1

CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2003 Stock Incentive Plan of our reports dated March 10, 2008, relating to the consolidated financial statements, the effectiveness of Rainmaker Systems, Inc.’s internal control over financial reporting, and financial statement schedule, of Rainmaker Systems, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ BDO Seidman, LLP

San Francisco, California

August 19, 2008